SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) October 9, 2002

                               JUNIPER GROUP, INC.

               (Exact name of registrant as specified in charter)



Nevada                          0-19170                       11-2866771
(State or other           (Commission File Number)           IRS Employer
Jurisdiction of                                          (Identification No.)
incorporation)

111 Great Neck Road, Great Neck, New York                           11021
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:   (516) 829-4670



         (Former name or former address, if changed since last report.)

This Amendment No.1 to the Current Report on Form 8-K for July 26, 2002 (the "Report") of Juniper Group, Inc. ("Juniper" or the "Registrant") is submitted in order to provide the financial statements relating to the registrant's acquisition of: (i) Tags Golf, Inc., under Item 7(a) of Form 8-K, and the Pro Forma Financial Information called for under Item 7(b) of Form 8-K, all of which was unavailable at the time the Registrant filed the Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(a) Financial Statements of Business Acquired

See the index at Page F-1 of this report for the historical financial statements of Tags Golf, Inc. for the year ended December 31, 2001, and the six months ended June 30, 2002.

(b) Pro Forma Financial Information

The pro forma financial information is subject to revision, which could have a significant impact on total assets, total liabilities, stockholders' equity and net income.

See the index at Page F-1 of this report for the unaudited pro forma financial information of Juniper for the year ended December 31, 2001 and the six months ended June 30, 2002.

                           Index to Item 7(a) and 7(b)

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

FINANCIAL STATEMENTS OF ACQUIRED BUSINESS:

TAGS GOLF, INC.

                                                                       PAGE
                                                                       ----
        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        F-2

        BALANCE SHEET DECEMBER 31, 2001                                 F-3

        STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
             YEAR ENDED DECEMBER 31, 2001                               F-4

        STATEMENT OF CASH FLOWS
             YEAR ENDED DECEMBER 31, 2001                               F-5

        NOTES TO FINANCIAL STATEMENTS                                  F-6/9

        CONDENSED BALANCE SHEET JUNE 30, 2002 (Unaudited)               F-10

        CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED
        DEFICIT SIX MONTHS ENDED JUNE 30, 2002 (Unaudited)              F-11

        CONDENSED STATEMENT OF CASH FLOWS
        SIX MONTHS ENDED JUNE 30, 2002 (Unaudited)                      F-12

        NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)            F-13/14


PRO FORMA FINANCIAL INFORMATION:

        INTRODUCTION                                                    F-15


        PRO FORMA CONSOLIDATED BALANCE SHEET FOR THE SIX MONTHS
        ENDED JUNE 30, 2002                                             F-16

        PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE
        YEAR ENDED DECEMBER 31, 2001                                    F-17

        PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE
        SIX MONTHS ENDED JUNE 30, 3002                                  F-18

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS            F-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders
Tags Golf Inc.


We have audited the accompanying balance sheet of TAGS GOLF INC. as of December 31, 2001, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tags Golf Inc. as of December 31, 2001, and its results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 4 to the financial statements, the Company's operations generated recurring losses since its inception and substantial negative cash flows during 2001, and it was in default with respect to certain covenants in the agreement for its bank line of credit as of December 31, 2001. As a result, the Company may not have the liquid resources necessary to enable it to meet its obligations as they become due during 2002. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                               J.H. Cohn LLP

Roseland, New Jersey
October 2, 2002

                                 TAGS GOLF INC.

                                  BALANCE SHEET
                                DECEMBER 31, 2001




                                     ASSETS
                                     ------
Current assets:
   Accounts receivable, net of allowance for doubtful
      accounts of $12,000                                        $320,180
   Inventories                                                    301,728
   Receivable from:
      Affiliate                                                    96,734
      Officer                                                      67,564
   Other current assets                                            88,451
                                                                 --------
          Total current assets                                    874,657

Furniture, fixtures and equipment, net                             34,274
Security deposits                                                   9,550
                                                                 --------
          Totals                                                 $918,481
                                                                 --------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable to bank                                         $450,281
   Cash overdraft                                                   4,408
   Accounts payable and accrued expenses                          136,640
                                                                 --------
          Total current liabilities                               591,329

Loans payable to stockholders                                     202,519
                                                                 --------
          Total liabilities                                       793,848
                                                                 --------
Commitments

Stockholders' equity:
   Common stock, $1 par value; 2,500 shares authorized,
      issued and outstanding                                        2,500
   Additional paid-in capital                                     684,750
   Accumulated deficit                                           (560,367)
   Less stock subscription receivable for 2,250 shares             (2,250)
                                                                 --------
          Total stockholders' equity                              124,633
                                                                 --------
          Totals                                                 $918,481
                                                                 ========


                       See Notes to Financial Statements.

                                 TAGS GOLF INC.

                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED DECEMBER 31, 2001





                                   OPERATIONS
                                   ----------

Net sales                                                            $1,410,526
Cost of goods sold                                                      967,731
                                                                     ----------
Gross profit                                                            442,795

Operating expenses                                                      719,559
                                                                     ----------
Loss from operations                                                   (276,764)
                                                                     ----------
Other expenses:
    Interest expense                                                     36,770
    Miscellaneous                                                         3,362
                                                                     ----------
       Totals                                                            40,132
                                                                     ----------
Net loss                                                               (316,896)


                               ACCUMULATED DEFICIT
                               -------------------
Balance, beginning of year                                             (243,471)
                                                                     ----------
Balance, end of year                                                $  (560,367)
                                                                     ==========

















                       See Notes to Financial Statements.

                                 TAGS GOLF INC.

                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001





Operating activities:
    Net loss                                                          $(316,896)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
       Depreciation                                                       4,320
       Bad debts                                                         12,675
       Changes in operating assets and liabilities:
          Accounts receivable                                          (133,620)
          Inventories                                                   177,505
          Other current assets                                           45,113
          Security deposits                                                (750)
          Accounts payable and accrued expenses                          (5,472)
                                                                      ---------
              Net cash used in operating activities                    (217,125)
                                                                      ---------
Investing activities:
    Purchases of furniture, fixtures and equipment                      (26,761)
    Advances to affiliate                                               (22,331)
                                                                      ---------
              Net cash used in investing activities                     (49,092)
                                                                      ---------
Financing activities:
    Proceeds from issuances of notes payable to bank, net                66,409
    Proceeds from loan to officer                                        15,000
    Cash overdraft                                                      (17,711)
    Advances from stockholders                                          202,519
                                                                      ---------
              Net cash provided by financing activities                 266,217
                                                                      ---------

Net decrease in cash                                                       -
Cash, beginning of year                                                    -
                                                                      ---------
Cash, end of year                                                    $     -
                                                                      ---------

Supplemental disclosure of cash flow information:
    Interest paid                                                    $   32,585
                                                                      =========







                       See Notes to Financial Statements.

                                 TAGS GOLF INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Business and summary of significant accounting policies:

Business:

Tags Golf Inc. (the "Company") is engaged in the importing and wholesale distribution of sporting apparel, principally men's and women's golf shoes, throughout the United States.

Basis of presentation:

The Company's operations have generated recurring losses since its inception, and they generated substantial negative cash flows during 2001. As discussed in
Note 4, the Company was in default with respect to certain covenants in the agreement for its bank line of credit as of December 31, 2001. Management believes that the Company will continue to incur operating losses and negative cash flows from operating activities through at least December 31, 2002 and that it will need additional financing in order to continue to operate through at least that date. These matters raise substantial doubt about the Company's ability to continue as a going concern.

Management plans to obtain such financing through additional debt financing or through the sale of the Company to an investor that will be able to provide the Company with the additional debt or equity financing it will need to purchase additional inventory, expand its marketing efforts, increase sales and meet its obligations as they become due (see Note 7). However, management cannot assure that it will be able to consummate the sale of the Company or otherwise obtain any or all of the additional financing the Company will need. If the Company is unable to obtain the required financing, it may have to curtail or terminate its operations and liquidate its remaining assets and liabilities.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. From time to time the Company's cash balances exceed Federal insurance limits. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

                                 TAGS GOLF INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 -       Business and summary of significant accounting policies
               (concluded):
               Concentrations of credit risk (concluded):
                    The Company extends credit to its customers but offers only short payment terms. Generally, it does not require any collateral. The Company closely monitors the extension of credit while maintaining appropriate allowances for potential credit losses. Accordingly, management does not believe that the Company was exposed to significant credit risk at December 31, 2001.

               Inventories:
                   Inventories consist principally of golf shoes and are valued at the lower of cost (first-in, first-out basis) or market.

               Furniture, fixtures and equipment:
                   Furniture, fixtures and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using accelerated methods.

               Advertising:
                   The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations amounted to $66,306 in 2001.

               Income taxes:
                   The Company, with the consent of its stockholders, has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholders for inclusion in their personal income tax returns. Accordingly, there is no provision for Federal income taxes in the accompanying financial statements. The Company has also elected to be treated as an "S" Corporation for New Jersey state income tax purposes. However, the State of New Jersey does impose a tax on "S" Corporation income at a reduced rate.


Note 2 -        Furniture, fixtures and equipment:
                   Furniture, fixtures and equipment consist of the following:

                   Furniture and fixtures                        $56,009
                   Equipment                                      10,962
                                                                 -------
                                                                  66,971
                   Less accumulated depreciation                  32,697
                                                                 -------
                        Totals                                   $34,274
                                                                 =======

Note 3 -       Related party transactions:
                   At December 31, 2001, the Company had receivables of $96,734 primarily from advances to a commonly controlled entity and a loan receivable from an officer of $67,564. Such amounts are noninterest bearing and due on demand.

                                 TAGS GOLF INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 3 - Related party transactions (concluded):
                At December 31, 2001, the Company had outstanding noninterest bearing loans payable to its stockholders of $202,519. The loans, which have no stated repayment terms, have been classified as noncurrent in the accompanying balance sheet on the basis of stockholders' representations that they will not require repayment of the balance during the year ending December 31, 2002.


Note 4 - Notes payable to bank:
                The Company has a $800,000 bank line of credit. Borrowings bear interest at the prime rate plus 2% (an effective rate of 4.75% at December 31, 2001), are secured by the Company's accounts receivable, inventories and equipment and are guaranteed by the Company's stockholders. At December 31, 2001, the Company was in violation of several loan covenants. The line of credit was due to expire on June 1, 2002. However, as of October 2, 2002, the bank had been extending the due date of the loan on a month-to-month basis.

Note 5 - Lease commitment:
                The Company conducts its operations from a leased facility. This operating lease expires in May 2003. The lease requires the Company to pay certain expenses in addition to the base rent. Future minimum rental payments required under the lease subsequent to December 31, 2001 are $52,275 in 2002 and $13,069 in 2003. Rent expense was $53,970 in 2002.


Note 6 - Restatement of financial statements:
                The accompanying financial statements as of and for the year ended December 31, 2001 have been restated from those originally issued by the Company to reflect adjustments for the overstatement of sales and certain assets and the understatement of accrued expenses. The impact of these adjustments on the Company's results of operations for 2001 as originally reported is summarized below:

                                                           2001
                                                -------------------------------
                                                As Reported         As Restated
                                                -----------         -----------
                    Net sales                    $1,423,955          $1,410,526
                    Cost of goods sold              946,293             967,731
                    Operating expenses              694,176             719,559
                    Interest expense                 34,032              36,770
                    Net loss                       (253,908)           (316,896)

                                 TAGS GOLF INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Restatement of financial statements (concluded):
                The impact of these adjustments on the Company's accumulated deficit as originally reported is summarized below:

                                                     December 31, 2001
                                                -------------------------------
                                                As Reported         As Restated
                                                -----------         -----------
                    Balance:
                         December 31, 2001        $(466,274)          $(560,467)
                                                  =========           =========
                         December 31, 2000        $(212,366)          $(243,471)
                                                  =========           =========

Note 7 - Subsequent events:
                On July 26, 2002, the stockholders of the Company and Juniper Group, Inc. ("JGI") executed the Stock Exchange Agreement and Plan of Reorganization pursuant to which Juniper Sports, Inc., a wholly-owned subsidiary of JGI, will acquire from 80% to 100% of the common stock of the Company. In addition, JGI agreed to provide the Company with funding totaling $500,000 in three installments during the period beginning August 2, 2002 and ending October 30, 2002. As of October 2, 2002, the Company had received advances totaling $220,000.



                                      * * *

                                 TAGS GOLF INC.

                             CONDENSED BALANCE SHEET
                                  JUNE 30, 2002
                                   (Unaudited)



                                     ASSETS

Current assets:
   Accounts receivable, net of allowance for doubtful
    accounts of $37,600                                      $332,864
   Inventories                                                161,363
   Receivable from:
      Affiliate                                                98,029
      Officer                                                  67,564
   Other current assets                                        56,617
                                                             --------
          Total current assets                                716,437

Furniture, fixtures and equipment, net                         30,248
Security deposits                                               9,550
                                                             --------
          Total                                              $756,235
                                                             ========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
   Notes payable to bank                                     $471,313
   Cash overdraft                                              13,116
   Accounts payable and accrued expenses                      234,800
                                                             --------
          Total current liabilities                           719,229

Loans payable to stockholders                                 192,519
                                                             --------
          Total liabilities                                   911,748
                                                             --------
Commitment

Stockholders' deficiency:
   Common stock, $1 par value; 2,500 shares authorized,
      issued and outstanding                                    2,500
   Additional paid-in capital                                 684,750
   Accumulated deficit                                       (840,513)
   Less stock subscription receivable for 2,250 shares         (2,250)
                                                             --------
          Total stockholders' deficiency                     (155,513)
                                                             --------
          Total                                              $756,235
                                                             ========


                  See Notes to Condensed Financial Statements.

                                 TAGS GOLF INC.

            CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (Unaudited)





                                   OPERATIONS
                                   ----------
Net sales                                                     $  617,311
Cost of goods sold                                               453,379
                                                              ----------
Gross profit                                                     163,932

Operating expenses                                               426,210
                                                              ----------
Loss from operations                                            (262,278)
                                                              ----------
Other expenses:
    Interest expense                                             (16,722)
    Miscellaneous                                                 (1,146)
                                                              ----------
       Total                                                     (17,868)
                                                              ----------
Net loss                                                        (280,146)
                                                              ----------

                               ACCUMULATED DEFICIT
                               -------------------
Balance, beginning of period                                    (560,367)
                                                              ----------
Balance, end of period                                         $(840,513)
                                                              ----------
















                       See Notes to Condensed Financial Statements.

                                 TAGS GOLF INC.

                        CONDENSED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (Unaudited)






Operating activities:
    Net loss                                             $(280,146)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
       Depreciation                                          4,026
       Bad debts                                            25,600
       Changes in operating assets and liabilities:
          Accounts receivable                              (38,284)
          Inventories                                      140,365
          Other current assets                              31,834
          Accounts payable and accrued expenses             98,160
                                                         ---------
              Net cash used in operating activities        (18,445)
                                                         ---------
Investing activities - advances to affiliate                (1,295)
                                                         ---------
Financing activities:
    Proceeds from issuances of notes payable to bank        21,032
    Cash overdraft                                           8,708
    Advances from stockholders                             (10,000)
                                                         ---------
              Net cash provided by financing activities     19,740
                                                         ---------
Net increase in cash                                          -

Cash, beginning of period                                     -

Cash, end of period                                     $     -
                                                         ---------

Supplemental disclosure of cash flow information:
    Interest paid                                       $   19,515
                                                         ---------









                  See Notes to Condensed Financial Statements.

                                 TAGS GOLF INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)



Note 1 - Basis of presentation:
                In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Tags Golf Inc. (the "Company") as of June 30, 2002, and its results of operations and cash flows for the six months ended June 30, 2002. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these unaudited condensed financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2001 and the notes thereto (the "Audited Financial Statements") and the other information also included in this amendment to the Current Report on Form 8-K dated July 26, 2002 being file by Juniper Group, Inc.

                As explained in Note 1 to the Audited Financial Statements, the Company's operations have generated recurring losses since its inception, and they generated substantial negative cash flows during the year ended December 31, 2001 and the six months ended June 30, 2002. As discussed in Note 4 to the Audited Financial Statements, the Company was in default with respect to certain covenants in the agreement for its bank line of credit. Management believes that the Company will continue to incur operating losses and negative cash flows from operating activities through at least June 30, 2003 and that it will need additional financing in order to continue to operate through at least that date. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                Management plans to obtain such financing through additional debt financing or through the sale of the Company to an investor that will be able to provide the Company with the additional debt or equity financing it will need to purchase additional inventory, expand its marketing efforts, increase sales and meet its obligations as they become due (see Note 7 to the Audited Financial Statements). However, management cannot assure that it will be able to consummate the sale of the Company or otherwise obtain any or all of the additional financing the Company will need. If the Company is unable to obtain the required financing, it may have to curtail or terminate its operations and liquidate its remaining assets and liabilities.

                The accompanying unaudited condensed financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

                                 TAGS GOLF INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)



Note 2 - Restatement of financial statements:
                The accompanying unaudited condensed financial statements as of and for the six months ended June 30, 2002 have been restated from those originally issued by the Company to reflect adjustments for the overstatement of certain assets and the understatement of accrued expenses. The impact of these adjustments on the Company's results of operations for the six months ended June 30, 2002 as originally reported is summarized below:

                                                      Six Months Ended
                                                        June 30, 2002
                                                -------------------------------
                                                As Reported         As Restated
                                                -----------         -----------
                    Cost of goods sold             $413,757            $453,379
                    Operating expenses              441,904             426,210
                    Interest expense                 19,460              16,722
                    Net loss                       (258,956)           (280,146)


                The impact of these adjustments on the Company's accumulated deficit as originally reported is summarized below:

                                                          June 30, 2002
                                                -------------------------------
                                                As Reported         As Restated
                                                -----------         -----------
                    Balance:
                         June 30, 2002            $(725,230)          $(840,513)
                                                  =========           =========
                         December 31, 2001        $(466,274)          $(560,367)
                                                  =========           =========


                                      * * *

Pro Forma Financial Information

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined financial statements were prepared to illustrate the estimated effects of Juniper's acquisition of the Tags Golf, Inc. ("Tags") accounted for under the purchase method of accounting. The unaudited pro forma combined balance sheet as of June 30, 2002, assumes the Juniper, Tags transaction occurred on June 30, 2002.The unaudited pro forma combined statement of income for the year ended December 31, 2001 combines Juniper's historical results for the year ended December 31, 2001 and Tags's historical results prepared in accordance with accounting principles generally accepted in the United States for the year ended December 31, 2001, giving the effect to the transactions as if they occurred as of January 1, 2001, the first day of Juniper's most recently completed year-end. The unaudited pro forma combined statement of income for the six months ended June 30, 2002 combines Juniper's historical results for the six months ended June 30,2002 and Tags's historical results prepared in accordance with accounting principles, generally accepted in the United States for the six months ended June 30, 2002, also giving effect to the transactions as if they occurred as of January 1, 2002. The most recently completed year-end of Tags was December 31, 2001.

For purposes of developing the unaudited pro forma combined balance sheet as of June 30, 2002, Tags assets and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill.

The pro forma adjustments are based upon available information and certain assumptions that Juniper believes are reasonable under the circumstances. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

The pro forma combined statements are based on, and should be read in conjunction with, the audited financial statements and the unaudited interim financial statements, including the notes thereto, of Juniper as previously filed and the Tags audited financial statements, included herein. The pro forma adjustments related to the purchase price allocation and financing of the Tags acquisition are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Any such revisions could have a significant impact on total assets, total liabilities and shareholders' equity and net income (loss).

Recapitalization

On August 14, 2002, the shareholders approved a reverse stock split of the Company's common shares at the rate of one share for each ten outstanding shares. Unless stated otherwise, all amounts have been restated after giving effect to this one for ten reverse split.

                              JUNIPER GROUP, INC./
                                 TAGS GOLF, INC.
                           UNAUDITED PRO FORMA COMBINED
                        BALANCE SHEET AS OF JUNE 30, 2002


                                                                                                         Pro Forma
                                                      Historical          Historical      Pro Forma     Juniper Group/
                                                      Juniper Group       Tags Golf      Adjustments  Tags Golf, Inc.
                                                      -------------      ------------    -----------  ---------------

  ASSETS
Current Assets:
  Cash ....................................           $    49,761                                     $        49,761
  Accounts receivable - trade .............               123,704         $   332,864                         456,568
  Inventory................................                  -                161,363                         161,363
                                                                                 -
Prepaid expenses and other current assets .               228,499             222,210                         450,709
                                                       ----------         -----------                   -------------
    Total current assets ..................               401,964             716,437                       1,118,401
  Film licenses ...........................             2,389,248                -                          2,389,248
  Property and equipment net...............               333,920              30,248                         364,168
  Investment in NetDIVE, Inc. .............               200,000                -                            200,000
  Goodwill ................................               209,106                -       $   363,263          572,369
  Other assets ............................                10,174               9,550           -              19,724
                                                      -----------          ----------      ---------    -------------
                                                      $ 3,544,412         $   756,235    $   363,263  $     4,663,910
                                                       ==========           =========     ==========    =============
       LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable and accrued expenses ...           $   924,242         $   247,916                       1,172,158
  Notes payable - current .................               113,599             471,313                         584,912
  Due to officer ..........................                86,140                -                             86,140
  Due to shareholders .....................                 7,000             192,519                         199,519
                                                      -----------          ----------                   -------------
    Total current liabilities .............             1,130,981             911,748                       2,042,729
  Notes payable - long term ...............                21,643                                              21,643
  Due to producers - long term ............                   911                -                                911
                                                      -----------          ----------                   -------------
    Total liabilities .....................             1,153,535             911,748                       2,065,283
Shareholder's Equity
 12% Non-voting convertible redeemable preferred
  stock:...................................                 2,686                -                              2,686
 Common Stock:.............................                 1,198               2,500     $   (2,360)           1,338
 Capital contributions in excess of par:
  Attributed to preferred stock ...........               23,943                                               23,943
  Attributed to common stock ..............           16,031,614             684,750        (474,890)      16,241,474
  Retained earnings (deficit)..............          (13,566,606)           (840,513)        840,513      (13,566,606)
  Preferred stock dividend payable.........                3,042                -                               3,042
                                                     -----------        ------------      ----------    -------------
                                                       2,495,877            (153,263)        363,263        2,705,877
Less: Subscription receivable .............             (105,000)             (2,250)           -            (107,250)
                                                     -----------         -----------      ----------     ------------
Total shareholders' equity ................            2,390,877            (155,513)        363,263        2,598,627
                                                     -----------         -----------      ----------     ------------
                                                     $ 3,544,412         $   756,235      $  363,263        4,663,910
                                                     ===========         ===========      ==========     ============

                                            See Notes to Unaudited Pro Forma Combined Financial Statements

                              JUNIPER GROUP, INC./
                                 TAGS GOLF, INC.
                          UNAUDITED PRO FORMA COMBINED
                             STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                                                 Pro Forma
                                                      Historical     Historical    Pro Forma    Juniper Group
                                                     Juniper Group   Tags Golf    Adjustments   Tags Golf, Inc.
                                                     -------------   ----------   ------------- ---------------

Revenues:
  Entertainment and Technology Services........        $   388,542  $ 1,410,526                  $ 1,799,068
  Healthcare ..................................             44,232         -                          44,232
                                                       -----------   -----------                  ----------
                                                           432,774    1,410,526                    1,843,300
                                                       -----------  -----------

Operating Costs
  Entertainment and Technology Services........            290,906      967,731                    1,258,637
  Healthcare ..................................             15,474         -                          15,474
  Selling, general and administrative expenses.          1,993,296      722,921                    2,716,217
  Revaluation of film licenses ................            151,199         -                         151,199
  Revaluation of investment in NCI ............            133,213         -                         133,213
  Settlement expenses .........................             72,975         -                          72,975
  Preferred stock dividend.....................             68,518         -                          68,518
  Interest Expense.............................               -          36,770                       36,770
                                                       -----------  -----------                  -----------
                                                         2,725,581    1,727,422                    4,453,003
                                                       -----------  -----------                  -----------

  Net income (loss) ...........................        $(2,292,807) $  (316,896)                 $(2,609,703)
                                                       ===========  ===========                  ===========
  Weighted average number of shares outstanding            337,250                                   517,250
                                                       ===========                               ===========
  Per share data:
  Basic and diluted net income (loss)..........        $     (6.80)                              $     (5.05)
                                                       ===========                               ===========

                 See Notes to Unaudited Pro Forma Combined Financial Statements


                              JUNIPER GROUP, INC./
                                 TAGS GOLF, INC.
                          UNAUDITED PRO FORMA COMBINED
                              STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002


                                                                                                     Pro Forma
                                                      Historical        Historical   Pro Forma     Juniper Group
                                                     Juniper Group      Tags Golf    Adjustments   Tags Golf, Inc.
                                                     -------------     -----------   ------------- ---------------
Revenues:
  Entertainment and Technology Services........     $   358,741        $   617,311                  $    976,052
  Healthcare ..................................            -                  -                             -
                                                    -----------        -----------                  ------------
                                                        358,741            617,311                       976,052
                                                    -----------        -----------                  ------------

Operating Costs
  Entertainment and Technology Services........         293,002            453,379                       746,381
  Healthcare ..................................            -                  -                             -
  Selling, general and administrative expenses.       1,066,772            444,078                     1,510,850
  Revaluation of film licenses ................          56,939               -                           56,939
  Revaluation of investment in NCI ............            -                  -                             -
  Settlement expenses .........................            -                  -                             -
  Preferred stock dividend.....................           3,042               -                            3,042
                                                    -----------        -----------                  ------------
                                                      1,419,755            897,457                     2,317,212
                                                    -----------        -----------                  ------------

  Net income (loss) ...........................     $(1,061,014)       $  (280,146)                 $ (1,341,160)
                                                    ===========        ===========                  ============
  Weighted average number of shares outstanding         861,737                                        1,041,737
                                                    ===========                                     ============
  Per share data:
  Basic and diluted net income (loss)..........     $     (1.23)                                    $      (1.29)
                                                    ===========                                     ============

                                            See Notes to Unaudited Pro Forma Combined Financial Statements


                                      F-18

                              JUNIPER GROUP, INC./
                                 TAGS GOLF, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The initial purchase price of Junipers' interest in Tags consisted of 140,000 shares of Juniper's common stock valued at $270,000 for an 80% interest in Tags. The acquisition agreement also requires Juniper to pay a total of $200,000 in two equal installments, or, at the option of Juniper to deliver 70,000 shares of Juniper's common stock to acquire the remaining 20% of Tags. Each installment, if made, will increase Juniper's ownership in Tags by 10%. Through October 9, 2002, Juniper has issued only 140,000 shares of its common stock for its initial 80% interest. Accordingly, the Unaudited Pro Forma Combined Financial Statements reflect only this initial issuance of shares. The excess of cost over fair value of the net assets acquired is recorded as goodwill which amounted to approximately $363,000.





















                                      F-19